Exhibit 3.170

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•                  First:  The name of the limited liability company is Instant Cash, LLC.

•                  Second:  The address of its registered office in the State of Delaware is 2711 Centerville Road  Suite 400 in the City of Wilmington, DE 19808.  The name of the Registered Agent at such address is Corporation Service Company.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 1st day of March, 2007.

BY:	/s/ Joseph C. Mullin
Authorized Person(s)

NAME:	Joseph C. Mullin
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CERTIFICATE OF AMENDMENT

1.             Name of the Limited Liability Company:  Instant Cash, LLC

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

First:   The name of the limited liability company is Instant Cash Services, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of March, A.D. 2007.

By:	/s/ Joseph C. Mullin
Authorized Person(s)

Name:	Joseph C. Mullin
Print or Type